EXHIBIT 2.2

                               ARTICLES OF MERGER
                                       OF
                     SPACE AGENCY, INC., A UTAH CORPORATION
                                      INTO
                  MAGICSPACE CORPORATION, A FLORIDA CORPORATION



         Pursuant to the provisions of 607.1101, 607.1105 and 607.1107 of the Florida Business Corporation Act (the "Act"), SPACE AGENCY, INC., a Utah corporation ("Space Agency") and MAGICSPACE CORPORATION, a Florida corporation (the "Survivor") adopt the following Articles of Merger for the purpose of merging SPACE AGENCY with and into the Survivor.

         FIRST:  The Plan of Merger is attached hereto as Exhibit A.

         SECOND: The Plan of Merger was adopted by the Board of Directors and shareholders of each of Space Agency and the Survivor by unanimous written consent in accordance with the provisions of Section 607.1103 of the Act as of December 30, 1996.

         IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of the parties hereto as of the 30th day of December, 1996.

SPACE AGENCY, INC.



By:_______________________________
      John W. Ballard, President



MAGICSPACE CORPORATION



By:_______________________________
      Brad Krassner, President



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                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated December 30, 1996, between SPACE AGENCY, INC., a Utah corporation ("SPACE AGENCY"), MAGICSPACE CORPORATION, a Florida corporation ("MAGIC" or the "Surviving Corporation") and MAGICWORKS ENTERTAINMENT INCORPORATED, a Delaware corporation ("ME").

         SPACE AGENCY, MAGIC and ME desire to effect the statutory merger of SPACE AGENCY with and into MAGIC, with MAGIC to survive such merger.

         1. CONSTITUENT CORPORATIONS. SPACE AGENCY and MAGIC shall be parties to the merger (the "Merger") of SPACE AGENCY with and into MAGIC.

         2. TERMS AND CONDITIONS OF MERGER. SPACE AGENCY (the "Constituent Corporation") shall, pursuant to the provisions of the Florida Business Corporation Act (the "BCA"), be merged with and into MAGIC, which shall continue to exist pursuant to the laws of the State of Florida. Upon the effective date of the Merger (as set forth in paragraph 7) (the "Effective Date"), the existence of the Constituent Corporation shall cease. On the Effective Date, the Surviving Corporation shall assume the obligations of the Constituent Corporation.

         3. CAPITAL STOCK; CONVERSION OF SHARES. A. Upon the Effective Date, each share of common stock, $.50 par value of SPACE AGENCY ("Space Agency Common Stock") issued and outstanding immediately prior to the Effective Date shall be converted into and become without action on the part of the holders thereof, _________ shares of common stock, $.001 par value of ME ("ME Common Stock").

                  B. Each share of common stock, $.01 par value of MAGIC issued and outstanding immediately prior to the Effective Date shall, immediately after the Merger, continue to represent one validly issued, fully paid and non-assessable share of common stock of MAGIC.

                  C. At the Effective Date, each holder of shares of Space Agency Common Stock who shall have delivered certificate(s) in negotiable form representing shares of Space Agency Common Stock held by such holder, shall be entitled to receive in exchange therefor, a certificate or certificates representing that number of ME Common Stock for each share of Space Agency Common Stock surrendered as is specified in Section 3A above. Until so delivered, each such outstanding certificate which immediately prior to the Effective Date of the Merger represented shares of Space Agency Common Stock shall be deemed for all corporate purposes above, to evidence the ownership of that number of ME Common Stock specified in Section 3A above.

         4. ARTICLES OF INCORPORATION. The Articles of Incorporation of MAGIC as of the Effective Date shall be the Articles of Incorporation of the Surviving Corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the laws of the State of Florida.

         5. BYLAWS. The Bylaws of MAGIC as of the Effective Date shall be the Bylaws of the Surviving Corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the laws of the State of Florida.

         6. DIRECTORS AND OFFICERS. The directors and officers of MAGIC in office on the Effective Date shall continue to be the directors and officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of the Surviving Corporation.

         7. EFFECTIVE DATE. The Merger shall become effective on the date (the "Effective Date") on which Articles of Merger have been filed with the Department of State of the State of Florida.

         8. AMENDMENT OF PLAN OF MERGER. The Board of Directors of each of SPACE AGENCY, MAGIC and ME is authorized to amend this Plan of Merger at any time prior to the Effective Date, subject to Section 607.1103(8) of the BCA.

                                SPACE AGENCY, INC.



                                By:________________________________
                                         John W. Ballard, President



                                MAGICSPACE CORPORATION



                                By:_______________________________
                                         Brad Krassner, President



                                MAGICWORKS ENTERTAINMENT
                                INCORPORATED



                                By:_______________________________________
                                         Brad Krassner, Co-Chairman of the
                                         Board of Directors and Chief
                                         Executive Officer

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